EXHIBIT 10.5

NEENAH PAPER SUPPLEMENTAL RETIREMENT CONTRIBUTION PLAN

(As Amended and Restated Effective as of January 1, 2016)

NEENAH PAPER
SUPPLEMENTAL RETIREMENT CONTRIBUTION PLAN

ARTICLE I INTRODUCTION

1.
Establishment of the Plan. Neenah Paper, Inc. (the "Company") established a supplemental retirement benefit plan for certain Employees, to be known as the Neenah Paper Supplemental Retirement Contribution Plan (the "Plan"), effective December 1, 2004. The Plan is hereby amended and restated effective January 1, 2016.

2.
Purpose. In recognition of the valuable services provided to the Company, and its Affiliates, by its employees, the Board wishes to provide additional retirement benefits to those individuals whose benefits under the Retirement Contribution feature (the "RC Feature") of the Neenah Paper 40l (k) Retirement Plan (the "40l(k) Plan") are restricted by the operation of the provisions of the Code. It is the intent of the Company to provide these benefits under the terms and conditions hereinafter set forth.

3.
Type of Plan. This Plan is deemed to be two separate plans, consisting of (i) an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, exempt from all of the provisions of ERISA pursuant to Section 4(b)(5) thereof; and (ii) a nonqualified supplemental retirement plan, which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company, pursuant to Sections 201, 301 and

401 of ERISA and, as such, exempt from the provisions of Parts II, III and IV of Title I of ERISA.

4.	Effective Date. The effective date of this amendment and restatement of the Plan is January 1, 2016. The original effective date of the Plan is December 1, 2004.

ARTICLE II DEFINITIONS
For purposes of this Plan, where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

1.	401(k) Plan. This term has the meaning ascribed to it in Section 1.2.

2.	Account. The individual account established pursuant to Article IV of this Plan to credit Excess Contributions and Supplemental Contributions and earnings, gains and losses thereon.

3.	Affiliate. Any company, person or organization which, on the date of determination,
(A)is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with (within the meaning of Code Section 414(c)) the Company; (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; or
(D) is otherwise required to be aggregated with the Company pursuant to Code Section 414(o) and regulations promulgated thereunder.

4.	Beneficiary. The person or persons who, under this Plan, become entitled to receive a Participant's interest in the event of the Participant's death.

5.	Board. The Board of Directors of the Company.

6.
Change of Control. A Change of Control shall be deemed to have taken place if a "change in the ownership of the Company," a "change in the effective control of the Company," or a "change in the ownership of a substantial portion of the Company's assets" (as such terms are defined below) occurs.

(A)
A change in the ownership of the Company. A "change in ownership of the Company" shall occur on the date that any one person, or more than one person acting as a "Group" (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company. In addition, the following shall not constitute a change in ownership of the Company: (i) any acquisition by any one person, or more than one person acting as a Group, who on the Effective Date is the "beneficial owner" (within the meaning of Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a "Beneficial Owner") of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), (ii) any acquisition directly from the Company, including without limitation, a public offering of securities,

(iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Section 2.5(D).

(B)	A change in the effective control of the Company. A "change in the effective control of the Company" occurs on the date that:

(1)
Any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to own thirty-five percent (35%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the effective control of the Company. Notwithstanding the foregoing, the following shall not constitute a change in the effective control of the Company: (i) any acquisition by any one person, or more than one person acting as a Group, who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Section 2.5(D); or

(2)
A majority of the members of the Board is replaced during any 12- month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that this subparagraph

(2) shall apply only to the Company if no other corporation is a majority shareholder of the Company.

(C)	A change in the ownership of a substantial portion of the Company's assets. A "change in the ownership of a substantial portion of the Company's assets" occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total "Gross Fair Market Value" (as defined below) equal to or more than 90% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(1)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company;

(4)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in subparagraph (C)(3) hereof); or

(5)	a Successor Entity pursuant to a transaction described in Section 2.S(D).

(D)
Consummation of a reorganization, merger, or consolidation to which the Company is a party, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") shall not constitute a change in ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets, if following such Business Combination: (i) all or substantially all the individuals or entities who were the Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no person or Group (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the incumbent Board (including members of the Board whose appointment or election is endorsed by a majority of the Board prior to the date of the appointment or election) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(E)	For purposes of the definition of Change of Control:

(1)
"Group" means persons acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock of the Company or assets of the Company, or a similar business transaction with the Company (the "Transaction"); provided, however, that with respect to any person who owns stock of both the Company and the other corporation in a Transaction, such person will only be treated as acting as a group with respect to his interest in the other corporation prior to the Transaction;

(2)	"Gross Fair Market Value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; and

(3)
Notwithstanding any other provision hereof, stock ownership shall be determined under Code Section 409A, and no Change of Control shall be deemed to have occurred hereunder unless such event constitutes a change in the ownership or effective control of the Company or in a substantial portion of the assets of the Company under Code Section 409A.

7.	Code. The Internal Revenue Code for 1986, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

8.	Company. Neenah Paper, Inc., a Delaware corporation.

9.	Compensation Committee. The Compensation Committee of the Board.

10.
Earnings. This term shall have the meaning ascribed to it with respect to "Retirement Contributions" (as defined in the 40l (k) Plan) under the 40l (k) Plan; provided; however, that for the purposes of determining the Supplemental Contribution under this Plan, the limitations on compensation provided under Code Section 401(a)(l7) shall not apply.

11.	Effective Date. January 1, 2016, or with respect to a particular Affiliate, such later date as of which the Compensation Committee deems such Affiliate to be a Participating Employer in the Plan.

12.	Employee. A common law employee of an Employer, as reflected in the payroll records of the Employer.

13.	Employer. The Company and each Affiliate that the Compensation Committee shall from time to time designate as a Participating Employer for purposes of the Plan.

14.	ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

15.
Excess Contribution. The excess of (A) the amount that would have been contributed by the Employer for such a Participant at a given time under the RC Feature (calculated using Earnings as defined in this Plan), determined without regard to the limitation on benefits imposed by Section 415 of the Code, over (B) the amount that was actually contributed by the Employer for such Participant at such given time under the RC Feature.

16.	Excess Benefit. The benefit provided under this Plan for Participants attributable to Excess Contributions, plus any earnings or minus losses credited thereon under Article IV.

17.
Investment Funds. The phantom investment funds established under this Plan which will accrue earnings and losses as if the Participant's Account were invested in the actual Investment Funds as offered under the 401(k) Plan from time to time.

18.	Participant. Any Employee who satisfies the eligibility requirements set forth in Article III for participation in the Plan. In the event of the death or incompetency of a Participant, the term shall mean the executor or administrator of the Participant's estate or the Participant's legal guardian.

19.	Participating Employer. An Affiliate that has been approved by the Compensation Committee as an Employer participating in the Plan.

20.	Plan. The Neenah Paper Supplemental Retirement Contribution Plan as set forth herein and as amended from time to time.

21.	Plan Administrative Committee. The committee appointed by the Board to administer and regulate the Plan as provided in Article VI.

22.	Plan Year. The twelve (12) calendar month period beginning on January 1 and ending the following December 31.

23.	RC Feature. This term has the meaning ascribed to it in Section 1.2.

24.	Specified Employee. A Participant who is a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company (or an Affiliate)
while the Company's stock is publicly traded on an established securities market or otherwise. For this purpose, a Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(l )(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve (12) month period ending on December 31. Notwithstanding the foregoing, a Participant who is a key employee determined under the preceding sentence will be deemed to be a Specified Employee solely for the period of April 1 through March 31 following such December 31 or as otherwise required by the Code Section 409A.

25.	Spouse. The Employee's spouse pursuant to a legal marriage according to the laws of the State or other jurisdiction in which such marriage occurred.

26.	Supplemental Benefit. The benefit provided under this Plan for Participants attributable to Supplemental Contributions, plus any earnings or minus losses credited thereon under Article IV.

27.	Supplemental Contribution. The excess of (A) the amount that would have been contributed by the Employer for a Participant at a given time under the RC Feature
(calculated using Earnings as defined in this Plan), determined without regard to the limitations on benefits imposed by Code Sections 40l (a)(l 7) and 415, over (B) the sum of (i) amount that was actually contributed by the Employer for such Participant at such given time under the RC Feature and (ii) the amount credited by the Employer as an Excess Contribution at such given time under this Plan.

28.	Termination of Employment.

(A)	The Participant's "separation from service" (within the meaning of Treasury Regulations Section l.409A-l (h)) with the "employer" (within the meaning of Treasury Regulations Section l.409A- l(h)(3)).

(B)
The employment relationship of a Participant is considered to remain intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or, if longer, so long as the Participant retains a right to reemployment with the Employer or Affiliate under applicable statute or by contract. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

29.	Year of Service. This term has the meaning ascribed to it in the 401(k) Plan.

ARTICLE III ELIGIBILITY

1.	Eligibility for Excess Benefit. An Employee shall participate in the Excess Benefit under this Plan only if:

(A)	such Employee is a Retirement Contribution Participant (as defined in the 40l(k) Plan); and

(B)	such Employee's RC Feature contributions are limited solely by Code Section 415.

2.	Eligibility for Supplemental Benefit. An Employee shall participate in the Supplemental Benefit under the Plan only if:

(A)	such Employee is a Retirement Contribution Participant (as defined in the 40l (k) Plan);

(B)	such Employee's RC Feature contributions are limited by the application of Code Section 401(a)(l 7); and

(C)	such Employee is a member of a select group of management or highly compensated Employees of the Employer.

3.
Exception. Notwithstanding the foregoing, no Employee will be eligible to receive contributions under this Plan if he is entitled to receive a company matching contribution under the Neenah Paper Deferred Compensation Plan.

ARTICLE IV
CONTRIBUTIONS, INVESTMENT AND VESTING

1.	Establishment of Accounts. The Company shall create and maintain an unfunded individual Account for each Participant eligible to participate in either the Excess Benefit or the Supplemental Benefit, as applicable, to which it shall credit the amounts described in this Article IV.

2.
Employer Contributions. Excess Contributions and Supplemental Contributions, as applicable, shall be made for each Participant on the same terms and conditions, at the same times, and pursuant to the same elections made by the Participant as they would have been if paid under the RC Feature were it not for Code limitations on contributions or Earnings.

3.
Investment Elections. Each Participant's Excess Contributions, Supplemental Contributions, and Accounts under this Plan shall be considered allocated among the Investment Funds in accordance with the Participant's actual investment elections with respect to contributions under the RC Feature.

4.	Investment Changes. Reallocations between Investment Funds in this Plan shall be considered made according to the Participant's elections with respect to contributions under the RC Feature.

5.	Account Credit. The Company shall credit each Participant's Account with earnings, gains and losses as if such Accounts were actually invested among the Investment Funds according to the Participant's elections with respect to contributions under the RC Feature.

6.
Valuation of Accounts. Each Participant's Account shall be valued and adjusted each business day as if such Participant's Account was actually invested in the applicable Investment Funds according to the Participant's elections with respect to contributions under the RC Feature.

7.
Vesting. The balance of a Participant's Account shall become 100% vested at the same time as if the amounts had been credited as RC Feature contributions to the Participant's Account under the 401(k) Plan. Notwithstanding the foregoing, the previously unforfeited balance of a Participant's Account shall also become 100% vested upon a Change of Control.

8.	Forfeitures. If a Participant incurs a Termination of Employment prior to becoming vested in his Account, the balance of his Account shall be immediately forfeited.

ARTICLE V DISTRIBUTIONS

1.	Eligibility to Receive a Distribution.

(A)
Termination Benefit: Upon the Termination of Employment of a Participant for any reason other than death, the Participant shall be entitled to receive a benefit equal to the amount of his vested Account. The form of benefit payment, and the time of commencement of such benefit, shall be as provided in Sections 5.2 and 5.3.

(B)
Death Benefit: If a Participant dies before receiving payment, the Beneficiary of such Participant shall be entitled to receive a benefit equal to the amount of the Participant's vested Account. The form of benefit payment, and the time of commencement of such benefit, shall be as provided in Sections 5.2 and 5.3.

(C)
Change of Control: If there is a Change of Control, notwithstanding any other provision of this Plan, each Participant (or Beneficiary if the Participant dies before receiving payment) shall, following the Change of Control, receive a benefit equal to the amount of the Participant's vested Account. The form of benefit payment, and the time of commencement of such benefit, shall be as provided in Sections 5.2 and 5.3.

2.	Form of Benefit Payment. The Company shall pay to the Participant (or Beneficiary if the Participant dies before receiving payment) the amount specified in Section 5.1 in a lump sum cash distribution.

3.	Time of Payment.

(A)
Payment under Sections 5.l (A) and (B) of this Plan of a Participant's vested Account shall be made as soon as administratively feasible, but not more than ninety (90) days, after the Participant incurs a Termination of Employment from the Employer for any reason.

(B)
Notwithstanding subsection (A), payment under Section 5.l(A) of this Plan to a Participant who is a Specified Employee shall be suspended and paid to the Participant as soon as administratively feasible, but not more than ninety (90) days, following the expiration of such six-month period.

(C)
Notwithstanding subsection (A) or (B), payment under Section 5.l(C) of this Plan of a Participant's vested Account shall be made as soon as administratively feasible, but not more than thirty (30) days, following the Change of Control.

4.
Limitations on the Annual Amount Paid to a Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Employer reasonably anticipates that the Employer's deduction with respect to any distribution from this Plan would be limited or eliminated by application of Section

162(m) of the Code, then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Plan is deductible, the Employer may delay payment of any amount that would otherwise be distributed from this Plan. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his Beneficiary) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Section !62(m) of the Code.

5.	Tax Withholding. To the extent required by law, the Employer shall withhold any taxes required to be withheld by any Federal, State or local government.

6.
Recipient of Payment; Designation of Beneficiary. If the Participant dies before receiving payment, then payment under the Plan shall be made to the Beneficiary determined in accordance with this Section. The Participant may designate a Beneficiary by filing a written notice of such designation with the Plan Administrative Committee in such form as the Plan Administrative Committee requires and may include contingent Beneficiaries. The Participant may from time to time change the designated Beneficiary by filing a new designation in writing with the Plan Administrative Committee. If a married Participant designates a Beneficiary or Beneficiaries other than his Spouse at the time of such designation, such designation shall not be effective (and the Participant's Spouse shall be the Beneficiary) unless:

(A)	the Spouse consents in writing to such designation;

(B)	the Spouse's consent acknowledges the effect of such designation, which consent shall be irrevocable; and

(C)	the Spouse executes the consent in the presence of either a Plan representative designated by the Plan Administrative Committee or a notary public.

Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrative Committee that such consent cannot be obtained because (i) there is no Spouse; (ii) the Spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent as determined by the Plan Administrative Committee. If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the Spouse of the Participant, or if no Spouse is then living, the representatives of the Participant's estate.

ARTICLE VI

PLAN ADMINISTRATIVE COMMITTEE

1.
Plan Administrative Committee. The Company may designate one or more persons to serve on the Plan Administrative Committee to carry out its fiduciary responsibility and authority under the Plan (other than to manage and control Plan assets and investment of the assets) and its duties as the plan administrator. The members of the Plan Administrative Committee for this Plan shall be the same as the members of the Plan Administrative Committee for the 401(k) Plan.

2.	Committee Membership.

(A)	The Plan Administrative Committee shall consist of at least three (3) persons who shall be appointed by and serve at the pleasure of the Board.

(B)	The Board shall have the right to remove any member of the Plan Administrative Committee at any time. A member may resign at any time by written resignation to the

Board. If a vacancy in the Plan Administrative Committee should occur, a successor may be appointed by the Board.

3.
Powers. The Plan Administrative Committee shall have all powers specified in the Plan in addition to all others as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Account hereunder, to adopt rules relating to the giving of timely notice, and to perform such other duties as may from time to time be delegated to it by the Board.

The Plan Administrative Committee may take such voluntary correction action as it considers necessary or appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as a consequence of administrative or operational error, including but not limited to reallocation of plan assets, adjustments in amounts of future payments to Participants or beneficiaries and institution of prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information. The Plan Administrative Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable. It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Plan Administrative Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties both ministerial and discretionary, as it may deem necessary and appropriate. The compensation of such agents who are not full-time employees of an Employer shall be fixed by the Plan Administrative Committee within limits set by the Board and shall be paid by the Company as determined by the Plan Administrative Committee.

4.
Organization and Procedures. The Plan Administrative Committee shall elect one of its members as chairman. Its members shall serve as such without compensation. Plan Administrative Committee expenses shall be paid by the Company. A majority of the Plan Administrative Committee members shall constitute a quorum. The Plan Administrative Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members. All action by the Plan Administrative Committee shall be evidenced by a certificate signed by a member of the Plan Administrative Committee. The Plan Administrative Committee shall appoint a secretary to the Plan Administrative Committee who need not be a member of the Plan Administrative Committee, and all acts and determinations of the Plan Administrative Committee shall be recorded by the secretary, or under his supervision. All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

5.	Rules and Decisions. The Plan Administrative Committee shall have absolute discretion in carrying out its duties under the Plan and its decisions shall be final and binding.

6.
Authorization of Payments. If the Board authorizes the establishment of a trust to serve as the funding vehicle for the benefits described herein, subject to the provisions hereof, it shall be the duty of the Plan Administrative Committee to furnish the trustee of such trust with all facts and directions necessary or pertinent to the proper disbursement of the trust funds.

7.
Books and Records. The records of the Employers shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan and for the calculation of Excess Contributions and Supplemental Contributions. The Plan Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employers and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan. The Plan Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by any other named fiduciary to whom such responsibilities are delegated by law or by the Plan.

8.
Perpetuation of the Plan Administrative Committee. In the event that the Company shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Plan Administrative Committee at that time shall remain in office until the final termination of the Plan, and any vacancies in the membership of the Plan Administrative Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Plan Administrative Committee.

9.	Claims Procedure.

(A)
Authorized Representative. A Participant or Beneficiary under the Plan may name an authorized representative to act on his behalf under the claims procedures of the Plan, by providing written documentation of such authorization in such form as is acceptable to the Plan Administrative Committee.

(B)	Procedure for Making Initial Claims. Claims for benefits under the Plan may be made by submitting forms to the Plan Administrative Committee pursuant to procedures established by the Plan Administrative Committee from time to time.

(C)	Review of Claims for Benefits.

(I)
Determination Regarding Initial Claims. Ifa claim for Plan benefits is denied, the Plan Administrative Committee shall provide a written notice within 90 days to the claimant that contains (i) specific reasons for the denial, (ii) specific references to Plan provisions on which the Plan Administrative Committee based its denial, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and (iv) a description of the Plan's review procedures and time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

The notice shall also contain a statement that the claimant may (i) request a review upon written application to the Plan Administrative Committee within 60 days, (ii) submit written comments, documents, records and other information relating to the claim, and (iii) request copies of all documents, records, and other information relevant to the claimant's claim. If a claim is denied because of incomplete information, the notice shall also indicate what additional information is required.

If additional time is required to make a decision on the claim, the Plan Administrative Committee shall notify the claimant of the delay within the original 90 day period. This notice will also indicate the special circumstances requiring the extension and the date by which a decision is expected. This extension period may not exceed 90 days beyond the end of the first 90-day period.

(2)	Appeals. The claimant may appeal a denied claim by submitting a written request for an appeal review to the Plan Administrative
Committee. The appeal request must, however, be made within 60 days after the claimant's receipt of notice of the denial of the claim.
Pertinent documents may be reviewed in preparing an appeal, and issues and comments may be submitted in writing. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits (as determined under applicable regulations). An appeal shall be given a complete review by the Plan Administrative Committee, taking into account all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrative Committee shall review an appeal of a denied claim no later than the date of the next Plan Administrative Committee meeting immediately following such request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan Administrative Committee's receipt of a request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third meeting of the Plan Administrative Committee following the Plan Administrative Committee's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Plan Administrative Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Plan Administrative Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

10.
Allocation or Reallocation of Responsibilities. The Plan Administrative Committee may allocate their responsibilities under the Plan among themselves. Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Plan Administrative Committee with the records of the Plan Administrative Committee. If applicable, notwithstanding the foregoing, no reallocation of the responsibilities provided in a trust to manage or control the trust assets shall be made other than by an amendment to the trust.

11.	Service of Process. The Company shall be the designated recipient of service of process with respect to legal actions regarding the Plan.
ARTICLE VII MISCELLANEOUS

1.	Unfunded Obligation. The obligation to make payments hereunder shall constitute a contractual liability to the Participant of the Employer which employed the Participant (the "Applicable Employer"). Such payments shall be made from the general funds of the Applicable Employer, and the Applicable Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure the such payments shall be made, and the Participant shall not have any interest in any particular assets of the Applicable Employer by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Applicable Employer, such right shall be no greater than the right of an unsecured creditor of the Applicable Employer. The Company may establish a grantor trust as a source for the payment of benefit obligations under the Plan. If established, the grantor trust shall be unfunded for purposes of the Code and for purposes of Title I of ERISA and all assets of the grantor trust shall be held in the United States. The establishment of a grantor trust is not intended to cause Participants to realize current income on the amounts contributed thereto, and the grantor trust shall be so interpreted and administered. Nothing contained in the Plan constitutes a guarantee by any Applicable Employer that the assets of the Applicable Employer shall be sufficient to pay any benefit to any person.

2.
Amendment and Termination. The Company, by action of the Board, shall have the right at any time to amend this Plan in any respect, or to terminate this Plan and may permit or require the acceleration of payment of Accounts in connection therewith to the extent permitted under Code Section 409A and the regulations thereunder, and the Plan Administrative Committee may amend the Plan, but may not amend the Plan in a manner that would materially affect the Company's cost, the Company's contributions to the Plan, or eligibility for participation in the Plan or that would determine compensation for any executive officer; provided, however, that no such amendment or termination shall operate to reduce the benefit that has accrued for any Participant who is participating in the Plan nor the payment due to a terminated Participant at the time the amendment or termination is adopted. Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Company or any Participating Employer.

3.
Effect of Plan. Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, termination pay or other benefit to which he otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Company as an executive or in any other capacity.

4.
Offset. If at the time payment is to be made hereunder, the Participant or the Beneficiary is indebted or obligated to the Employer, then the payment to be made to the Participant or the Beneficiary may, at the discretion of the Employer, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Employer not to reduce any such payment shall not constitute a waiver of its claim for such indebtedness or obligation.

5.
Amounts Payable. Any amounts payable by the Employer hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its Employees.

6.	Rights and Obligations. The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Employer.

7.
Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Plan Administrative Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.	Governing Law. The Plan shall be construed and governed by the laws of the State of Georgia.

9.	Assignment of Rights. The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void.

10.
Liability. Neither the Employer, its Employees, agents, any member of the Board, the plan administrator nor the Plan Administrative Committee shall be responsible or liable in any manner to any Participant, Beneficiary, or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Plan.

11.	Plan Sponsor. The Company is the plan sponsor within the meaning of ERISA. All actions shall be taken by the Company in its sole discretion, not as a fiduciary, and need not be applied uniformly to similarly situated individuals.

12.
Construction. Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular Section or subsection.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

NEENAH PAPER, INC.
By:    /s/ Richard Read
Name:    Richard Read
Title:    VP of Human Resources
Date:    10/15/2015

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